UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2001
                                                          ---------------

                        COMMISSION FILE NUMBER 001-08495


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 RAVENSWOOD WINERY, INC.                94-3026706
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as          (IRS Employer
 jurisdiction of            specified in its charter)             Identification
 incorporation)                                                   No.)


              300 WillowBrook Office Park, Fairport, New York 14450
              ----------------------------------------------- -----
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
-------
Constellation Brands, Inc. released the following information on October 2, 2001:

            CONSTELLATION ANNOUNCES 17 PERCENT INCREASE IN EARNINGS
                          PER SHARE FOR SECOND QUARTER
                  COMPANY MAINTAINS FULL-YEAR EARNINGS GUIDANCE

FAIRPORT, NEW YORK, OCTOBER 2, 2001 - Constellation Brands, Inc. (NYSE: STZ and STZ.B) today reported earnings per share on a diluted basis of $0.82 for the three months ended August 31, 2001 ("Second Quarter 2002"), an increase of 17 percent over earnings per diluted share of $0.70 for the three months ended August 31, 2000 ("Second Quarter 2001").

     Richard Sands, Chairman and Chief Executive Officer of Constellation, said, "Constellation's strong results reflect the continued execution of our proven strategy. We experienced growth across all of our business segments. Our primary growth drivers, imported beer, fine wine and the U.K. wholesale business, collectively achieved organic sales growth of 15 percent. Through our balanced approach of organic growth and growth through acquisitions, we are well positioned to continue our success."

CONSOLIDATED RESULTS
     Net sales reached $742 million for Second Quarter 2002, a 16 percent increase over Second Quarter 2001. On a currency-adjusted basis, net sales increased 18 percent. Approximately half of the growth resulted from the inclusion of brands acquired in the Turner Road Vintners and Corus acquisitions in March 2001, including Vendange, Talus and Alice White, and from the Ravenswood brand, which was acquired in July 2001 (collectively, the "Acquisitions"). Excluding the Acquisitions, net sales increased a healthy 10 percent on a currency-adjusted basis, attributed primarily to growth in imported beer, fine wine and the U.K. wholesale business. Net sales for the six months ended August 31, 2001 ("Six Months 2002"), reached $1.4 billion, a 13 percent increase as compared to the six months ended August 31, 2000 ("Six Months 2001"). After adjusting for foreign currency impact, net sales for Six Months 2002 increased 15 percent compared to the prior year period.
     Gross profit rose to $238 million for Second Quarter 2002, an increase of 18 percent over Second Quarter 2001. The improvement in gross profit resulted from increased sales and a 60 basis point improvement in gross profit margin. The increase in gross profit margin to 32.1 percent resulted primarily from higher margin brands from the Acquisitions and lower grape costs, partially offset by higher spirits costs. Gross profit and gross profit margin for Six Months 2002 were $440 million and 31.8 percent, respectively, compared to $385 million and 31.4 percent for Six Months 2001.
     Selling, general and administrative expenses reached $149 million for Second Quarter 2002, a 15 percent increase from $130 million for Second Quarter 2001. The largest portion of the increase resulted from advertising and promotion costs associated with brands from the Acquisitions. Second Quarter 2002 selling, general and administrative expenses, as a percent of net sales, were 20.1 percent, a 30 basis point improvement over the same period a year ago. Selling, general and administrative expenses for Six Months 2002 increased to $281 million, representing 20.3 percent of net sales, from $256 million, representing 21.0 percent of net sales, for Six Months 2001.
     Operating income increased to $89 million for Second Quarter 2002 from $71 million for Second Quarter 2001, an increase of 26 percent. For Six Months 2002, operating income was $159 million compared to $128 million for Six Months 2001. Net interest expense reached $29 million, an increase of $2 million from Second Quarter 2001. The higher interest expense was the result of an increase in average borrowings primarily due to financing related to the Acquisitions, partially offset by a slightly lower average borrowing rate. Net interest expense for Six Months 2002 was $59 million, up from $55 million for Six Months 2001.
     As a result of these factors, net income reached $36 million for Second Quarter 2002, a 38 percent increase compared to net income of $26 million for Second Quarter 2001. Earnings per diluted share for Second Quarter 2002 were $0.82, a 17 percent increase over earnings per diluted share of $0.70 for Second Quarter 2001. Net income and earnings per diluted share for Six Months 2002 were $60 million and $1.39, respectively, versus $44 million and $1.18 for Six Months 2001.

BARTON RESULTS
     Barton's Second Quarter 2002 net sales were $302 million, a six percent increase as compared to Second Quarter 2001. Beer sales increased eight percent, led by volume increases in Corona Extra, Corona Light and Modelo Especial. Recent wholesaler beer depletion data reflects growth in the mid-teens. Spirit sales were flat while spirit volumes increased four percent. Operating income was $51 million for Second Quarter 2002, an increase of one percent compared to the prior year.
     Barton's net sales and operating income reached $556 million and $95 million, respectively, for Six Months 2002, increases of seven percent compared to the prior year.

CANANDAIGUA WINE RESULTS
     Net sales for Canandaigua Wine for Second Quarter 2002 increased 29 percent to $218 million. Most of the increase resulted from the addition of sales from brands acquired in the Turner Road Vintners and Corus acquisitions. Excluding the acquired brands, branded net sales grew three percent driven by volume.
     Operating income more than doubled compared to the prior year to reach $24 million in Second Quarter 2002. The increase was the result of additional profits from the acquired brands and the positive impact of lower grape prices.
     Net sales and operating income for Six Months 2002 were $403 million and $39 million, respectively, compared to $332 million and $18 million for Six Months 2001.

MATTHEW CLARK RESULTS
     Matthew Clark's net sales for Second Quarter 2002 were $198 million versus $170 million reported for the comparable quarter a year ago, an increase of 16 percent. After adjusting for foreign currency impact, net sales increased 23 percent. The increase is due to tremendous growth in the wholesale business and solid growth in the branded business.
     Operating income for Second Quarter 2002 reached $14 million, an increase of 14 percent when compared to $12 million reported for the comparable period last year. The growth in operating income is primarily related to increased sales in the wholesale business.
     Net sales for Six Months 2002 were $380 million versus $339 million reported for the same period last year, an increase of 12 percent. Net sales increased 20 percent adjusting for the impact of foreign currency fluctuations. Operating income for Six Months 2002 reached $22 million, which was relatively flat compared to last year.

FRANCISCAN RESULTS
     Franciscan's net sales for Second Quarter 2002 were $32 million versus $21 million reported for the comparable quarter last year, an increase of 49 percent. Sales growth this quarter was impacted by the addition of Ravenswood, which was acquired in July 2001. Excluding Ravenswood, net sales increased 24 percent. This growth was primarily due to volume increases, particularly on Estancia, Franciscan Oakville Estate and Veramonte. Driven by greater volume and the addition of Ravenswood, operating income nearly doubled compared to the same quarter a year ago, reaching $8 million.
     Net sales and operating income for Six Months 2002 were $58 million and $15 million, respectively, an increase of 35 percent and 57 percent compared to Six Months 2001.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending November 30, 2001 ("Third Quarter 2002"), and fiscal year ending February 28, 2002 ("Fiscal 2002"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties. The following statements include the anticipated impact of the recently announced acquisition of the Blackstone wine business by Pacific Wine Partners, the Company's joint venture with BRL Hardy.

- Diluted earnings per share for Third Quarter 2002 are expected to be within a range of $1.08 to $1.12 versus $0.93 reported for Third Quarter 2001.

- Diluted earnings per share for Fiscal 2002 are expected to be within a range of $3.03 to $3.08 versus $2.60 reported for Fiscal 2001.

     The Company's earnings expectations reflect the impact of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," as it relates to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will adopt the new accounting rules beginning March 1, 2002. The Company is currently assessing the financial impact of SFAS 142 on its financial statements.
     All share and per share amounts in this press release, including within the financial statements, reflect the two-for-one stock split of both the Company's Class A and Class B common stock, which was distributed in the form of a stock dividend on May 14, 2001.

STATUS OF BUSINESS OUTLOOK AND RELATED RISK FACTORS STATEMENTS
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning November 19, 2001, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Thursday, January 3, 2002.
     The statements made under the heading Outlook are forward-looking statements. Unless otherwise noted, these forward-looking statements do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Further, these statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a detailed list of the risk factors that may adversely impact these forward-looking statements, please refer to Attachment A set forth below in this press release; please also refer to our Company's Securities and Exchange Commission filings.

ABOUT CONSTELLATION
     Constellation Brands, Inc. is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits, Constellation is the largest single-source supplier of these products in the United States. In the United Kingdom, Constellation is a leading marketer of wine and the second largest producer and marketer of cider. With its broad product portfolio, Constellation believes it is distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories. Leading brands in Constellation's portfolio include: Franciscan Oakville Estate, Simi, Estancia, Ravenswood, Corona Extra, Modelo Especial, St. Pauli Girl, Almaden, Arbor Mist, Talus, Vendange, Alice White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn and K.


CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, Chairman and CEO, and Tom Summer, Executive Vice President and CFO, on Tuesday, October 2, 2001, at 11:00 a.m. EDT. The conference call can be accessed by dialing (800) 860-2442. A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: www.cbrands.com under "Investor Information." If you are unable to participate in the conference call, there will be a replay available on Constellation's web site or by dialing (877) 344-7529 from approximately 1:30 p.m. EDT on Tuesday, October 2, 2001, through 12:00 a.m. EDT on Wednesday, October 10, 2001.

Digital Playback Instructions - Courtesy of ChorusCall

1.   Dial 877-DIG-PLAY (877-344-7529) or 412-858-1440.

2.   Enter '136' when prompted for your account number followed by the # sign.

3.   Please press '1' to play a recorded conference.

4. Please enter '252819' when prompted to enter the conference number followed by the # sign.

5. Please clearly state your name and company name when prompted to do so followed by any key.

6.   Please press '1' to begin the conference playback.

Note: You may press '0' at anytime during the conference to hear the Detailed Instructions Menu. You may press '2' at anytime during the conference to stop the playback entirely. You will be placed in the Introduction Menu.

--------------------------------------------------------------------------------


                    CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                              August 31, 2001  February 28, 2001
                                              ---------------  -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                   $         6,768  $         145,672
  Accounts receivable, net                            406,929            314,262
  Inventories, net                                    769,117            670,018
  Prepaid expenses and other current assets            70,987             61,037
                                              ---------------  -----------------
    Total current assets                            1,253,801          1,190,989
PROPERTY, PLANT AND EQUIPMENT, net                    560,452            548,614
OTHER ASSETS                                        1,092,458            772,566
                                              ---------------  -----------------
  Total assets                                $     2,906,711  $       2,512,169
                                              ===============  =================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                               $        88,991  $           4,184
  Current maturities of long-term debt                 75,854             54,176
  Accounts payable                                    149,481            114,793
  Accrued excise taxes                                 45,496             55,954
  Other accrued expenses and liabilities              256,953            198,053
                                              ---------------  -----------------
    Total current liabilities                         616,775            427,160
LONG-TERM DEBT, less current maturities             1,284,120          1,307,437
DEFERRED INCOME TAXES                                 132,521            131,974
OTHER LIABILITIES                                      33,238             29,330
STOCKHOLDERS' EQUITY                                  840,057            616,268
                                              ---------------  -----------------
  Total liabilities and stockholders' equity  $     2,906,711  $       2,512,169
                                              ===============  =================

                         CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands, except per share data)
                                                  Three Months        Three Months
                                                     Ended               Ended         Percent
                                                August 31, 2001     August 31, 2000    Change
                                                ---------------     ---------------    -------
Gross sales                                     $       951,228     $       828,668        15%
Net sales                                       $       741,530     $       637,490        16%
Cost of product sold                                   (503,854)           (436,851)       15%
                                                ---------------     ---------------
  Gross profit                                          237,676             200,639        18%
Selling, general and administrative expenses           (148,812)           (129,935)       15%
                                                ---------------     ---------------
  Operating income                                       88,864              70,704        26%
Interest expense, net                                   (28,974)            (27,187)        7%
                                                ---------------     ---------------
  Income before income taxes                             59,890              43,517        38%
Provision for income taxes                              (23,956)            (17,407)       38%
                                                ---------------     ---------------
  Net income                                    $        35,934     $        26,110        38%
                                                ===============     ===============

Earnings per common share:
  Basic                                         $          0.85     $          0.71        20%
  Diluted                                       $          0.82     $          0.70        17%
Weighted average common shares outstanding:
  Basic                                                  42,414              36,600        16%
  Diluted                                                43,932              37,328        18%

Segment Information:
Net sales:
  Barton
    Beer                                        $       229,186     $       212,159         8%
    Spirits                                              72,514              72,561         0%
                                                ---------------     ---------------
      Net sales                                 $       301,700     $       284,720         6%
  Canandaigua Wine
    Branded                                     $       199,848     $       149,272        34%
    Other                                                18,001              19,560        -8%
                                                ---------------     ---------------
      Net sales                                 $       217,849     $       168,832        29%
  Matthew Clark
    Branded                                     $        78,161     $        76,368         2%
    Wholesale                                           119,469              93,310        28%
                                                ---------------     ---------------
      Net sales                                 $       197,630     $       169,678        16%
  Franciscan                                    $        31,948     $        21,393        49%
  Intersegment eliminations                     $        (7,597)    $        (7,133)        7%
                                                ---------------     ---------------
Consolidated net sales                          $       741,530     $       637,490        16%
                                                ===============     ===============

Operating income:
  Barton                                        $        51,361     $        50,613         1%
  Canandaigua Wine                                       23,797              10,382       129%
  Matthew Clark                                          13,968              12,222        14%
  Franciscan                                              8,098               4,242        91%
  Corporate Operations and Other                         (8,360)             (6,755)       24%
                                                ---------------     ---------------
Consolidated operating income                   $        88,864     $        70,704        26%
                                                ===============     ===============

                             CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (in thousands, except per share data)
                                                     Six Months           Six Months
                                                       Ended                Ended           Percent
                                                  August 31, 2001      August 31, 2000      Change
                                                  ---------------      ---------------      -------
Gross sales                                       $     1,787,002      $     1,603,190          11%
Net sales                                         $     1,383,640      $     1,223,070          13%
Cost of product sold                                     (944,014)            (838,558)         13%
                                                  ---------------      ---------------
  Gross profit                                            439,626              384,512          14%
Selling, general and administrative expenses             (280,839)            (256,344)         10%
                                                  ---------------      ---------------
  Operating income                                        158,787              128,168          24%
Interest expense, net                                     (59,159)             (54,814)          8%
                                                  ---------------      ---------------
  Income before income taxes                               99,628               73,354          36%
Provision for income taxes                                (39,851)             (29,342)         36%
                                                  ---------------      ---------------
  Net income                                      $        59,777      $        44,012          36%
                                                  ===============      ===============

Earnings per common share:
  Basic                                           $          1.43      $          1.20          19%
  Diluted                                         $          1.39      $          1.18          18%
Weighted average common shares outstanding:
  Basic                                                    41,834               36,530          15%
  Diluted                                                  43,126               37,243          16%

Segment Information:
Net sales:
  Barton
    Beer                                          $       412,171      $       375,293          10%
    Spirits                                               143,831              145,107          -1%
                                                  ---------------      ---------------
      Net sales                                   $       556,002      $       520,400           7%
  Canandaigua Wine
    Branded                                       $       367,674      $       293,838          25%
    Other                                                  35,239               38,457          -8%
                                                  ---------------      ---------------
      Net sales                                   $       402,913      $       332,295          21%
  Matthew Clark
    Branded                                       $       145,144      $       145,983          -1%
    Wholesale                                             234,475              193,233          21%
                                                  ---------------      ---------------
      Net sales                                   $       379,619      $       339,216          12%
  Franciscan                                      $        58,341      $        43,282          35%
  Intersegment eliminations                       $       (13,235)     $       (12,123)          9%
                                                  ---------------      ---------------
Consolidated net sales                            $     1,383,640      $     1,223,070          13%
                                                  ===============      ===============

Operating income:
  Barton                                          $        95,412      $        89,448           7%
  Canandaigua Wine                                         39,192               18,200         115%
  Matthew Clark                                            22,285               22,596          -1%
  Franciscan                                               15,146                9,658          57%
  Corporate Operations and Other                          (13,248)             (11,734)         13%
                                                  ---------------      ---------------
Consolidated operating income                     $       158,787      $       128,168          24%
                                                  ===============      ===============

                                  ATTACHMENT A

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The statements set forth in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share for the quarter ending November 30, 2001, and (ii) the Company's estimated diluted earnings per share for the twelve months ending February 28, 2002, should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement in this press release will be realized or that actual results will not be significantly higher or lower than set forth in or implied by such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties:

RECENT ACQUISITIONS AND JOINT VENTURE
- Projections of future results of operations include Constellation's expectations with respect to future performance of recently acquired businesses, including the expected impact of (i) the Ravenswood acquisition, and (ii) the operations of Pacific Wine Partners LLC, our joint venture with BRL Hardy, including the recently announced acquisition of the Blackstone wine business by the joint venture. These expectations are based upon the acquired businesses and the operations of the joint venture achieving certain sales projections and meeting certain cost targets, and the acquisitions being successfully integrated.

PERFORMANCE OF WHOLESALE DISTRIBUTORS
- In the United States, we sell our products principally to wholesalers for resale to retail outlets, including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products, which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

SUPPLIERS, RAW MATERIALS AND PRICE FLUCTUATIONS
- Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers and packaging materials. We could experience raw material supply, production or shipment difficulties, which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. One of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION
- We are in a highly competitive industry. The dollar amount and unit volume of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

CONSUMPTION OF PRODUCTS WE SELL
     Consumer purchasing patterns and preferences may impact the consumption of the products we sell. There are a variety of factors that may cause consumers to decrease the amount and type of alcohol products purchased, including but not limited to the following:

- Concerns about the health consequences of consuming beverage alcohol products and about drinking and driving;

- A trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; and

-    Activities of anti-alcohol  consumer  groups.

-    A general decline in economic conditions

EXCISE TAXES AND GOVERNMENT RESTRICTIONS
- In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

CURRENCY RATE FLUCTUATIONS/FOREIGN OPERATIONS
     The Company has operations in different countries and, therefore, is subject to the risks associated with currency fluctuations. The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations, unstable governments, legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's foreign operations or imported beer products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CONSTELLATION BRANDS, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                    --------------------------------
                                    Thomas S. Summer, Executive Vice
                                    President and Chief Financial
                                    Officer


                                  SUBSIDIARIES


                                    BATAVIA WINE CELLARS, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Treasurer


                                    CANANDAIGUA WINE COMPANY, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Treasurer


                                    CANANDAIGUA EUROPE LIMITED

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Treasurer


                                    CANANDAIGUA LIMITED

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Finance Director
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)


                                    POLYPHENOLICS, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    ROBERTS TRADING CORP.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, President and
                                        Treasurer

                                    CANANDAIGUA B.V.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Chief
                                        Financial Officer


                                    FRANCISCAN VINEYARDS, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    RAVENSWOOD WINERY, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    ALLBERRY, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    CLOUD PEAK CORPORATION

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    M.J. LEWIS CORP.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    MT. VEEDER CORPORATION

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President
                                        and Treasurer


                                    BARTON INCORPORATED

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President

                                    BARTON BRANDS, LTD.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON BEERS, LTD.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON BRANDS OF CALIFORNIA, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON BRANDS OF GEORGIA, INC.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON CANADA, LTD.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON DISTILLERS IMPORT CORP.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    BARTON FINANCIAL CORPORATION

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    STEVENS POINT BEVERAGE CO.

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President


                                    MONARCH IMPORT COMPANY

Dated: October 2, 2001              By: /s/ Thomas S. Summer
                                        --------------------------------
                                        Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None